     As Filed with the Securities and Exchange Commission on March 23, 1999
                                           Registration Statement No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                INTERVOICE, INC.
             (Exact name of registrant as specified in its charter)

              TEXAS                                                   75-1927578
  (State or other jurisdiction                           (I.R.S. Employer Identification No.)
of incorporation or organization)

          17811 WATERVIEW PARKWAY                                        75252
               DALLAS, TEXAS                                          (Zip Code)
 (Address of Principal Executive Offices)

                                   ----------

                     INTERVOICE, INC. 1998 STOCK OPTION PLAN
                            (Full title of the Plan)

                                   ----------

           ROB-ROY J. GRAHAM                                          Copy to:
        CHIEF FINANCIAL OFFICER                                   DAVID E. MORRISON
             AND SECRETARY                                        THOMPSON & KNIGHT
           INTERVOICE, INC.                                  A PROFESSIONAL CORPORATION
        17811 WATERVIEW PARKWAY                                  1700 PACIFIC AVENUE
          DALLAS, TEXAS 75252                                        SUITE 3300
(Name and address of agent for service)                          DALLAS, TEXAS 75201
                                                                     (214) 969-1700

                                 (972) 454-8712
                          (Telephone number, including
                        area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


======================================================================================================================
        Title of                                        Proposed          Proposed Maximum            Amount
       Securities                 Amount                Maximum               Aggregate                 of
          to be                    to be             Offering Price           Offering             Registration
     Registered (1)           Registered (2)          per Unit (3)            Price (3)                 Fee
---------------------------------------------------------------------------------------------------------------------
      Common Stock,
      no par value            500,000 shares           $ 13.0625            $ 6,531,250             $ 1,816
        per share
======================================================================================================================

(1) This registration statement also covers an equal number of Preferred Share Purchase Rights issuable pursuant to InterVoice, Inc.'s Rights Agreement, which rights will be transferable only with related shares of Common Stock.

(2) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(3) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock ($13.0625) as reported on the Nasdaq National Market on March 18, 1999.

================================================================================

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registration Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended May 31, 1998, August 31, 1998 and November 30, 1998; and

         (c) The description of the Common Stock contained in the Registration Statement on Form 8-A of the Company heretofore filed by the Company with the Commission, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Article 2.02-1 of the Texas Business Corporation Act provides broad authority for Texas corporations to indemnify their directors and officers under certain conditions and subject to certain limitations and requires such indemnification in certain circumstances. Article 8.7 of the Company's Bylaws, which Bylaws are filed as an Exhibit to this registration statement, provide for the indemnification of directors and officers of the Company in certain circumstances, and the Company's Articles of Incorporation do not restrict the circumstances under which the Company is permitted or required to provide such indemnification, by insurance or otherwise.

         Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act permits shareholders of a Texas corporation to amend its articles of incorporation to provide that directors of the corporation are not liable to the corporation or its shareholders for monetary damages for an act or omission in the directors' capacity as directors, but such an amendment cannot eliminate or limit the liability of a director for certain types of acts or omissions set forth in Article 1302-7.06. Article Thirteen of the Company's Restated Articles of Incorporation eliminates the liability of the Company's directors for monetary damages to the Company and its shareholders to the extent permitted by
Article 1302-7.06.

         The foregoing summaries are necessarily subject to the complete text of the statute, bylaw and charter provisions referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The following documents are filed as exhibits to this Registration
Statement:

         4.1      InterVoice, Inc. 1998 Stock Option Plan.

         5.1 Opinion of Thompson & Knight, P.C., regarding 500,000 shares of Common Stock.

         23.1 Consent of independent public accountants to incorporation of reports by reference.

         24.2 Consent of counsel (included in the opinion of Thompson & Knight, P.C., filed herewith as Exhibit 5.1).

         99.1 Composite copy of the Bylaws of the Registrant, as currently in effect (filed as Exhibit 3.2 to the Registrant's annual report on Form 10-K for the fiscal year ended February 28, 1991 and incorporated herein by reference).

Item 9.  Undertakings.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 19 day of March, 1999.

                                         INTERVOICE, INC.
                                         (Registrant)


                                         By:      /s/ Daniel D. Hammond
                                              ----------------------------------
                                              Daniel D. Hammond,
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. The undersigned persons hereby constitute and appoint Daniel D. Hammond and Rob-Roy J. Graham, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

Signature                                   Title                                            Date
---------                                   -----                                            ----

/s/ Daniel D. Hammond                       Chairman of the Board of Directors               March 19, 1999
----------------------------------          and Chief Executive Officer
Daniel D. Hammond


/s/ Rob-Roy J. Graham                       Chief Financial Officer and Secretary            March 19, 1999
----------------------------------          (Principal Financial Officer and
Rob-Roy J. Graham                           Principal Accounting Officer)



/s/ Joseph J. Pietropaolo                   Director                                         March 19, 1999
----------------------------------
Joseph J. Pietropaolo


/s/ George C. Platt                         Director                                         March 19, 1999
----------------------------------
George C. Platt


/s/ Grant A. Dove                           Director                                         March 19, 1999
----------------------------------
Grant A. Dove


/s/ David W. Brandenburg                    Director                                         March 19, 1999
----------------------------------
David W. Brandenburg

                                INDEX TO EXHIBITS



      EXHIBIT NUMBER                  EXHIBIT
      --------------                  -------
           4.1               InterVoice, Inc. 1998 Stock Option Plan.

           5.1               Opinion of Thompson & Knight, P.C., regarding 500,000 shares of Common Stock.

           23.1              Consent of Independent public accountants to incorporation of reports by reference.

           24.2              Consent of counsel (included in the opinion of Thompson &
                             Knight,  P.C.,  filed  herewith as Exhibit 5.1).

           99.1 Composite copy of the Bylaws of the Registrant, as currently in effect (filed as Exhibit 3.2 to the Registrant's annual report on Form 10-K for the fiscal year ended February 28, 1991 and incorporated herein by reference).